NOTICE OF EXTENSION OF DUE DILIGENCE AND CLOSING DATE

to the

SALE & PURCHASE AGREEMENT DATED JANUARY 25, 2010

and Revised March 31, 2010

Between

ELEMENT92, RESOURCES CORP.

a company incorporated under the laws of  the State of Wyoming, USA,

 with its address at 2510 Warren Avenue,

Cheyenne, Wyoming, 82001 USA

And

TAM KAM MING and GOLD VANGUARD LIMITED

Owners of 100% of the shares of

Joyous Fame International Limited,

with its address at

P.O. Box 957, Offshore Incorporations Centre, Road Town,

Tortola, British Virgin Islands

ATTENTION: Tam Kam Ming, Gold Vanguard Limited and Joyous Fame International Limited,

Please be advised that in order to properly and accurately complete the full due diligence review of the assets of Joyous Fame International Limited, we feel that it is in the best interest of all parties that the due diligence period be extended to June 15, 2010.

As a result of the extension of the due diligence review period, the Closing Date of the above-noted Sale & Purchase Agreement and the Revised Agreement will also be extended and that Closing Date is now June 15, 2010.

Should the due diligence review and, consequently, the Closing Date be completed prior to June 15, 2010, all parties will be notified in a timely manner.

On Behalf of Element92 Resources Corp.

  /s/ Daniel S. Mckinney

Daniel S. Mckinney

President, CEO, Director

Dated: June 4, 2010